[COMPANY LETTERHEAD]

Validus Holdings, Ltd. 19 Par-la-Ville Road Hamilton, HM 11 Bermuda
Mailing Address:
Suite 1790, 48 Par-la-Ville Road Hamilton, HM 11 Bermuda
Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm

VALIDUS HOLDINGS, LTD. UPDATES ESTIMATES OF
THE FINANCIAL IMPACT OF HURRICANE IKE

Hamilton, Bermuda – January 20, 2009 – Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced that it has increased its estimate of the net adverse effect from Hurricane Ike by approximately $70.1 million to a current total estimate of approximately $235.1 million. Validus’ estimate of the net adverse effect is net of reinstatement premiums, reinsurance and other recoveries. This estimate is based on Validus’ evaluation of impacted contracts and information provided by customers and intermediaries. There is no change to Validus’ estimate related to Hurricane Gustav.

Tables providing summary and detailed allocations of the revised Hurricane Ike estimates are provided below.

The increased estimate arises primarily from property catastrophe excess of loss reinsurance coverage provided to insurance companies with exposure in the continental United States and to a lesser extent insurance companies with exposure to Gulf of Mexico offshore energy facilities.

Based on this revised information, Validus now estimates that industry losses from Hurricane Ike are in the range of $18.0 billion — $21.0 billion, an increase from earlier estimates of between $15 billion- $17 billion.

Validus Chairman and CEO Ed Noonan commented: “Hurricane Ike, which made landfall on September 13, 2008, is the third most costly windstorm in history and losses have continued to escalate for the industry. The financial effect on Validus from Hurricane Ike is now estimated at $235.1 million. As industry insured losses rise from Hurricane Ike, a disproportionate percent of the increase is borne by the reinsurance sector as more ceding companies attach excess reinsurance layers or trigger additional reinsurance recoveries from their catastrophe programs. We now expect to make recoveries under the Validus Reinsurance retrocessional program and have nearly exhausted our net retentions required before we begin to make recoveries from Talbot’s property reinsurance coverage. Despite the losses associated with Hurricane Ike, we expect to report significant underwriting profits for the 2008 year as a result of our global diversification.”

Validus Holdings, Ltd.
Hurricane IKE - Updated Loss Estimates
Estimated Hurricane Ike Supplementary Financial Detail - Validus Holdings, Ltd. (unaudited)
All amounts in $(millions) unless	Estimated Net Losses and	Net Reinstatement	Total Estimated Effect
otherwise specified	Loss Expenses	Premiums	on Net Income (Loss)

As of September 30, 2008
Validus Re — Hurricane Ike

Property	120.3	(13.9)	106.4
Marine	36.8	(4.1)	32.7
Specialty	0.1	—	0.1

All lines	157.2	(18.0)	139.2
Talbot — Hurricane Ike

Property	15.2	(0.4)	14.8
Marine	10.5	(0.0)	10.5
Specialty	0.5	—	0.5

All lines	26.2	(0.4)	25.8
Total — Hurricane Ike

Property	135.4	(14.3)	121.2
Marine	47.3	(4.1)	43.2
Specialty	0.7	—	0.7

All lines	183.4	(18.4)	165.0
Change in Estimate
Validus Re — Hurricane Ike

Property	38.2	(4.2)	34.0
Marine	20.8	(2.4)	18.4
Specialty	(0.1)	—	(0.1)

All lines	58.9	(6.6)	52.3
Talbot — Hurricane Ike

Property	16.4	(0.3)	16.1
Marine	1.9	(0.2)	1.7
Specialty	—	—	—

All lines	18.3	(0.5)	17.8
Total — Hurricane Ike

Property	54.6	(4.5)	50.1
Marine	22.7	(2.6)	20.1
Specialty	(0.1)	—	(0.1)

All lines	77.2	(7.1)	70.1
As of December 31, 2008
Validus Re — Hurricane Ike

Property	158.5	(18.1)	140.4
Marine	57.6	(6.5)	51.1
Specialty	—	—	—

All lines	216.1	(24.6)	191.6
Talbot — Hurricane Ike

Property	31.5	(0.7)	30.8
Marine	12.4	(0.2)	12.2
Specialty	0.5	—	0.5

All lines	44.4	(0.9)	43.5
Total — Hurricane Ike

Property	190.0	(18.7)	171.3
Marine	70.0	(6.7)	63.3
Specialty	0.5	—	0.5

All lines	260.6	(25.5)	235.1

Validus Holdings, Ltd.
Hurricane IKE - Updated Loss Estimates
Estimated Hurricane Ike Summary - Validus Holdings, Ltd. (unaudited)
			As of December 31,
	As of September 30, 2008	Change in Estimate	2008
All amounts in			Total Estimated
$(millions) unless	Total Effect on Net	Total Estimated Effect	Effect on Net
otherwise specified	Income (Loss)	on Net Income (Loss)	Income (Loss)

By Segment

Validus Re Segment	139.2	52.3	191.6
Talbot Segment	25.8	17.8	43.5

Total	165.0	70.1	235.1
By Type

Offshore Energy	39.7	19.2	58.9
Reinsurance (a)	113.6	40.1	153.7
Other Insurance (a)	11.7	10.8	22.5

Total	165.0	70.1	235.1
Estimated Industry Loss in $(billions)

Onshore	$13.0-$15.0	$2.0	$15.0-$17.0
Offshore Energy	$2.0-$3.0	$1.0	$3.0-$4.0

Total	$15.0-$18.0	$3.0	$18.0-$21.0
Notes

(a) Reinsurance and Other Insurance exclude the impact of Offshore Energy

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Contacts:

Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000

or

Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080

Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020

Cautionary Note Regarding Forward-Looking Statements

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, additionally, you should not place undue reliance on any such statements. This release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) our limited operating history; 6) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission, as well as management’s response to any of the aforementioned factors. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.